SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
January 18, 2001 (January 18, 2001)

Commission file number 0-10521

ADVANCED NEUROMODULATION SYSTEMS, INC.

Incorporated pursuant to the Laws of the State of Texas

Internal Revenue Service — Employer Identification No. 75-1646002

6501 Windcrest Drive, Plano, Texas 75024

(972) 309-8000

Item 9.    Regulation FD Disclosure

Commencing on January 18, 2001, we will participate in a series of analyst/investor conferences in which we will discuss developments in our industry and market, provide a business profile, discuss the status of our product development and marketing efforts, discuss our historical financial condition and results of operation, discuss our estimates of revenue, operating income and certain balance sheet data for December 31, 2000 and the year then ended, explain our reasons for recently acquiring Hi-tronics Designs, Inc., and explain our strategies for future growth. We will state, among other things, that:

  unaudited revenue for the fiscal year ended December 31, 2000 is estimated to be approximately $23.1 million unaudited earnings from operations (earnings before adding interest income and subtracting income tax expense) for the fiscal year ended December 31, 2000 is estimated to be approximately $1.1 million certain unaudited balance sheet information as of December 31, 2000 is estimated to be approximately as follows:
Cash and Marketable Securities	$ 9,500,000
Current Assets	$21,600,000
Short-Term/Long-Term Debt	$ ––
Current Liabilities	$ 2,800,000
Shareholders' Equity	$39,800,000

Shares Outstanding Before Acquisitions Completed on January 2, 2001	7,657,000
Shares Outstanding After Acquisitions on January 2, 2001	8,881,000
  The rationales for the acquisition of Hi-tronics Designs, Inc. included the following:
The Registrant and HDI share common ground:
–Electrical Stimulation Technology
–Important Vendor/Supplier Relationship
–Experience Working Together
–Innovative and Customer Responsive Cultures

The acquisition represents a vertical integration of supplier and customer:
–Improves Margins on Current and Future Products
–Improves Product Development Cycle Time and Innovative Capability
–Strengthens OEM Capability

The acquisition should increase sales and profit base

The Registrant will post its power point presentation to be used at the analyst/investor conferences on its website at www.ans-medical.com on January 18, 2001. In addition, the Registrant’s presentation on January 30, 2001 is expected to be webcast at www.gotoanalysts.com/heathcareconference.

For additional information, we refer to the press release attached as Exhibit 99.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Press Release dated January 18, 2001.

Signatures

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 18, 2001

ADVANCED NEUROMODULATION SYSTEMS, INC.
By: /s/ F. Robert Merrill III
Name: F. Robert Merrill III
Title: Executive Vice President, Finance Chief Financial Officer and Treasurer

Exhibit 99.1

Agency Contact:	Company Contact:
Neil Berkman Associates	Chris Chavez
(310) 277-5162	President and CEO
INFO@BERKMANASSOCIATES.COM	(972) 309-8000

Advanced Neuromodulation Systems To
Participate in Three Investor Conferences

DALLAS, TEXAS, January 18, 2001 -- Advanced Neuromodulation Systems, Inc. (ANS) (NASDAQ:ANSI) announced today that it has accepted invitations to participate in three investor conferences during the next month. Chief Executive Officer Chris Chavez is scheduled to make a presentation at the First Union Securities Brain and Spine Symposium in New York today; at the U.S. Bancorp Piper Jaffray Health Care Conference in New York on January 30, 2001, and at the 13th Annual Roth Capital Partners Growth Stock Conference in Laguna Niguel, California on February 20, 2001.

ANS’ investor slide presentation may be viewed on the Company's Web site, Chris Chavez's presentation at the U.S. Bancorp Piper Jaffray conference will be broadcast live on the Web at www.gotoanalysts.com/ healthcareconference on January 30, 2001.

About Advanced Neuromodulation Systems

Advanced Neuromodulation Systems designs, develops, manufactures and markets implantable systems used to manage chronic intractable pain and other disorders of the central nervous system.